        EXHIBIT 99.3

TERMS OF SALE

Further to the provisions of the SECONDARY BLOCK TRADE AGREEMENT DATED 18 March 2025 between Pfizer Inc., Citigroup Global Markets Limited, Goldman Sachs International, Merrill Lynch International, Deutsche Bank AG, acting through its London Branch (which is trading for these purposes as Deutsche Numis), Barclays Bank PLC, RBC Europe Limited, J.P. Morgan Securities plc, Morgan Stanley & Co. International plc and Independence Point Securities LLC (the “Agreement”), the following terms of sale are agreed:

    Number of Sale Shares: 617,553,920
    Purchase Price per Sale Share: 385 pence
Base Commission: 0.5%

Closing Date: 21 March 2025

The Seller confirms the accuracy of the representations and warranties set out in Annex B of the Agreement, and each Manager confirms the accuracy of the representations and warranties set out in Annex C of the Agreement and the Seller and each of the Managers confirms the provisions of the Agreement and acknowledge and agree that these Terms of Sale form part of and shall be read in conjunction with the Agreement.

Terms defined in the Agreement shall have the same meanings herein.

These Terms of Sale and the relationship among the parties hereto (and any non-contractual obligation, dispute, controversy or claim of whatever nature arising out of or in any way relating to these Terms of Sale or their formation) shall be governed by and construed in accordance with English law. The parties irrevocably agree that the English courts will have exclusive jurisdiction in relation to these Terms of Sale and the parties hereby submit to the jurisdiction of such courts.

IN WITNESS WHEREOF these Terms of Sale have been duly executed as of 19 March 2025.

For and on behalf of

CITIGROUP GLOBAL MARKETS LIMITED

By: /s/ Naveen Mittel

Name: Naveen Mittel
Title: Managing Director

For and on behalf of

GOLDMAN SACHS INTERNATIONAL

By: /s/ Richard Cormack

Name: Richard Cormack
Title: Managing Director

For and on behalf of

MERRILL LYNCH INTERNATIONAL

By: /s/ James Palmer

Name: James Palmer
Title: Head of EMEA ECM

For and on behalf of

DEUTSCHE BANK AG, LONDON BRANCH

By: /s/ Saadi Soudavar

Name: Saadi Soudavar
Title: Managing Director

By: /s/ Mark Hankinson

Name: Mark Hankinson
Title: Managing Director

For and on behalf of

BARCLAYS BANK PLC

By: /s/ David Seal

Name: David Seal
Title: ECM Execution, Managing Director

For and on behalf of

RBC EUROPE LIMITED

By: /s/ Rupert Walford

Name: Rupert Walford
Title: Managing Director

For and on behalf of

J.P. MORGAN SECURITIES PLC

By: /s/ Will Holyoak

Name: Will Holyoak
Title: Executive Director, UK&I Equity Capital Markets

For and on behalf of

MORGAN STANLEY & CO. INTERNATIONAL PLC

By: /s/ Amelia de Stacpoole

Name: Amelia de Stacpoole
Title: Executive Director

For and on behalf of

INDEPENDENCE POINT SECURITIES LLC

By: /s/ Anne Clarke Wolff

Name: Anne Clarke Wolff
Title: Founder & CEO

For and on behalf of

PFIZER INC.

By: /s/ Brian Byala

Name: Brian Byala
Title: SVP, Treasurer